EXHIBIT 10.14

APRIA HEALTHCARE GROUP INC.
2003 PERFORMANCE INCENTIVE PLAN
DIRECTOR STOCK OPTION AGREEMENT

     THIS DIRECTOR STOCK OPTION AGREEMENT (this “Option Agreement”) dated as of _____________, 20___, by and between APRIA HEALTHCARE GROUP INC., a Delaware corporation (the “Corporation”), and ________________________________ (the “Grantee”), evidences the nonqualified stock option (the “Option”) granted by the Corporation to the Grantee as to the number of shares of the Corporation’s Common Stock first set forth below.

Number of Shares of Common Stock:[1] _____	Award Date: _____________, 20___
Exercise Price per Share:[1] $_______	Expiration Date:[1,2]________, 20___
Vesting:[1,2] The Option is fully vested and exercisable as of the Award Date.

     The Option is granted under the Apria Healthcare Group Inc. 2003 Performance Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Director Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Option is not and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Code. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Grantee acknowledges receipt of a copy of the Terms, the Plan, and the Prospectus for the Plan.

“GRANTEE” ______________________________________ Signature ______________________________________ Print Name	APRIA HEALTHCARE GROUP INC. a Delaware corporation By:__________________________________ Print Name:___________________________ Title:________________________________

CONSENT OF SPOUSE

     In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

__________________________________ Signature of Spouse	______________________ Date

_________________
1    Subject to adjustment under Section 7.1 of the Plan.
2    Subject to early termination under Section 4 of the Terms and Section 7.4 of the Plan.

TERMS AND CONDITIONS OF DIRECTOR STOCK OPTION

1.     Vesting; Limits on Exercise.

     The Option shall vest and become exercisable as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

•

Cumulative Exercisability.  To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.
•	Minimum Exercise. No fewer than 100(1) shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

2.     Service; Continuance of Service Required; No Service Commitment.

     The Grantee agrees to serve as a member of the Board in accordance with the Corporation’s Certificate of Incorporation, Bylaws, and applicable law. If the Option is not fully vested as of the Award Date, the vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 4 below or under the Plan. Nothing contained in this Option Agreement or the Plan constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease the compensation of the Grantee from the rate in existence at any time.

3.     Method of Exercise of Option.

     The Option shall be exercisable by the delivery to the Secretary of the Corporation of a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option (or completion of such other administrative exercise procedures as the Administrator may require from time to time) and accompanied by:

•

payment in full for the Exercise Price of the shares to be purchased in accordance with Section 5.5 of the Plan, subject to such further limitations and rules or procedures as the Administrator may establish from time to time as to any non-cash payment;

•	satisfaction of the tax withholding provisions of Section 8.5 of the Plan; and
•	any written statements or agreements required pursuant to Section 8.1 of the Plan.

4.     Early Termination of Option.

          4.1     Possible Termination of Option upon Change in Control. The Option is subject to termination in connection with a Change in Control Event or certain similar reorganization events as provided in Section 7.4 of the Plan. Notwithstanding any provision of the Plan to the contrary, upon (or as may be necessary to give effect to the acceleration, immediately prior to) a Change in Control Event, the vesting of any outstanding and otherwise unvested portion of the Option shall be accelerated and such portion of the Option shall be deemed to thereupon be fully vested.

          4.2     Termination of Option upon a Termination of Grantee’s Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.1 above, if the Grantee ceases for any reason to be a member of the Board (the last day that the Grantee is a member of the Board is referred to as the Grantee’s “Severance Date”):

•	the Grantee will have until the date that is 90 days after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date;
•	the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date; and
•

the Option, to the extent exercisable for the 90-day period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 90-day period.

     If the termination of the Grantee’s services as a Board member is a result of the Grantee’s death or permanent disability (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Board), then the 90-day period reference in the preceding paragraph shall be extended to one year from the Severance Date, subject to earlier termination of the Option on the Expiration Date of the Option or as contemplated by Section 4.1.

5.     Non-Transferability.

     The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan.

6.     Notices.

     Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Grantee is no longer a member of the Board, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

7.     Stock Ownership Requirements.

     The Option and all rights of Grantee under this Option Agreement or in connection with any Common Stock purchased pursuant to this Option Agreement are and shall be subject to, and Grantee agrees to be bound by, all of the terms and conditions of the Stock Ownership Requirements Agreement for Directors between the Corporation and Grantee and the “Requirements” referenced and defined therein.

8.     Plan.

     The Option and all rights of the Grantee under this Option Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms). The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

9.     Entire Agreement.

     This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agrements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

10.     Governing Law.

     This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

11.     Effect of this Agreement.

     This Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

12.     Counterparts.

     This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.     Section Headings.

     The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.